EXHIBIT 10.5

                         ROSARITO PIER DOCKING CONTRACT

         THIS CONTRACT (the "Contract") is made and entered into by and between Inversiones Rosarito, S.A. de C.V., a Mexican corporation ("IRO"), represented in this act by C.P. Hugo Torres Chabert, Coronado Seas, LLC, a Delaware limited liability company (the "Venture"), represented in this act by Frederick A. Mayer, Playas de Rosarito Marina Resort, S.A. de C.V., a Mexican corporation ("PLAYMAR"), represented in this act by Mr. Manuel Gamboa, and Banco Internacional, S.A., a Mexican corporation ("BITAL"), represented in this act by C.P. Hugo Torres Chabert, in conformity with the following Declarations and
Clauses:

                                  DECLARATIONS

I.       BITAL DECLARES:

         (a) That it is a corporation duly organized under General Commercial Law, as evidenced in public document number 12,718, dated July 22, 1941, executed before Lic. Jose Bandera Olavarria, Notary Public No. 28 of the Federal District, registered in the Public Registry of Mexico City under number 170, page 114, book 3, dated August 16, 1941.

         (b) That it is dedicated, among other activities, to the rendering of banking services and elements necessary thereto.

         (c) That C.P. Hugo Torres Chabert, its representative, has sufficient legal capacity to execute this contract on behalf of Bital, as evidenced in public document number 5,482 and 260, dated March 6, 1974 and August 1, 1997, executed before C.C. Lics. Eduardo Illades Villafana and Luis A. Durazo Bazua, Notaries No. 6 of Tijuana and No. 1 of Playas de Rosarito, B.C., respectively, and that said powers have not been withdrawn nor modified in any way. Copies of such documents are attached hereto as EXHIBITS 1 AND 2.


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         (d) That on March 12, 1998, it became a concessionaire of the Secretary of Communications and Transportation Concession for the use and development of a federal maritime zone for the construction and operation of a marina and pier located in the port of Rosarito, Baja California.

         (e) On June 2, 1982, it entered into a trust as evidenced in Public Document No. 16,807 dated June 2, 1982, executed before Eduardo Illades Villafana, Public Notary No. 6 of Tijuana. Under the terms of said trust, IRO in its capacity as trustee and Trustor "A," has the authority to develop the concession referenced in paragraph (d) above. A copy of such document is attached hereto as EXHIBIT 3.

II. IRO DECLARES:

         (a) That it is a corporation with variable capital duly organized under Mexican law as evidenced in Public Document No. 7,490 of May 23, 1960 executed before Lic. Gustavo Cardenas y Estrada, Public Notary No. 3 of Tijuana, Baja California and registered with the Public Registry of Tijuana under No. 3611 book XXX, of June 29, 1960, with Federal Registry No. 840828-CY7 and with a purpose, among other activities, of the construction, use, operation and development of ports, port areas, terminals, marinas, wharves, landings, etc., and the establishment and development of tourist centers such as hotels, restaurants, bars, recreational facilities and the celebration of contracts necessary for such activities, including lease, rental and loan agreements, and the preparation and execution of all acts necessary to further these goals, as stated in the corporate articles, attached hereto as EXHIBIT 4.

         (b) That in accordance with the terms of the trust referenced in paragraph I(e), above, it is responsible for and beneficiary of a concession granted by the Mexican Secretary of Communications and Transportation, to construct and operate a private pier and marina in Playas de Rosarito, Baja California, and desires to encourage, develop and commence the flow of

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waterborne passenger commerce to said pier. A copy of the Concession is attached hereto as EXHIBIT 5.

         (c) That currently it has entered into a contract for construction of the pier referred to in the previous Declaration, which provides for the completion of construction by August 15, 1999.

         (d) That C.P. Hugo Torres Chabert is the lawful representative of IRO, as verified under Public Document Number 5,482, dated March 6, 1974, respectively, duly executed before Notaries Public Number 1 of Playas de Rosarito and number 6 of Tijuana, Lics. Luis A. Durazo Bazua and Eduardo Llades Villafana, respectively, and that the powers granted under said documents have not been withdrawn nor limited in any way. Copy of said power of attorney is attached hereto as EXHIBIT 1.

III. PLAYMAR DECLARES:

         (a) That it is a corporation with variable capital duly organized under Mexican laws, as evidenced in Public Document No. 1,460 of February 15, 1999, executed before Lic. Luis A. Durazo Bazua, Public Notary No. 1 of Playas de Rosarito, B.C., and with a purpose as stated in the Corporate Articles, attached hereto as EXHIBIT 6.

         (b) That it entered into a Services Agreement with IRO, dated March 10, 1999, for the operation of the Pier (the "Services Agreement") which is the subject of this Contract, as evidenced in EXHIBIT 7, hereto.

         (c) That Mr. Manuel Gamboa is the lawful representative of PLAYMAR under Public Document Number 1,460, dated February 15, 1999, duly executed before Lic. Luis A. Durazo Bazva, Public Notary No. 1 of Playas de Rosarito, B.C., and registered with the Public Registry under number 5166954, dated February 19, 1999, as evidenced in EXHIBIT 6.

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IV. THE VENTURE DECLARES:

         (a) That it is a limited liability company duly organized under the laws of the State of Delaware, United States of America, as evidenced in the Certificate of Formation of Commodore Day Cruises, LLC, Authentication Number 9514996, of January 11, 1999, which is attached hereto as EXHIBIT 8.

         (b) That it duly changed its name with the State of Delaware to Baja California, LLC, effective March 1, 1999, and that on March 5, 1999, it duly changed its name with the State of Delaware to Coronado Seas, LLC.

         (c) That it intends to operate a passenger cruise ship between San Diego, California, USA and Playas de Rosarito, Baja California, Mexico, and it wishes to dock at the pier referred to in this Contract at the Beginning of Operations Date (as hereafter defined).

         (d) That Mr. Frederick A. Mayer is the Venture's lawful representative, as evidenced in the Unanimous Written Consent of the Members of the Venture, and that the rights and duties granted under such document have not been withdrawn nor limited in any way. A copy of such document is attached hereto as EXHIBIT 9.

                                  C L A U S E S

         FIRST. DEFINITIONS. For purposes of this contract, the words defined in this clause shall have such meaning as provided:

         Pier Agent: Playas, in its capacity as pier agent under the Law of Ports and its Regulations.

         Concession: Concession dated March 12, 1998, granted by SCT to BITAL for the construction and operation of the Pier, and pursuant to which IRO is named as trustee and trustor "A."

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         Services Agreement: Agreement between IRO and PLAYMAR dated March 10,
1999, for the operation of the Pier, pursuant to Article 47 of the Resolutions of the Law of Ports, which is attached hereto as EXHIBIT 10.

         Cruise Ship: Any vessel operated by the Venture which may dock at the Pier.

         Docking Fee: The payment which the Venture shall make to IRO for the right to dock at the Pier, pursuant to Clause Seventh A of this Contract.

         Beginning of Operations Date: The date on which the Pier is capable of safely receiving a cruise ship for dockage, which in no case shall be earlier than July 15, 1999 or later than August 15, 1999, subject to authorization from the SCT.

         Monthly Federal Taxes: All fiscal obligations (taxes, duties, assessments, etc.) set forth in Clause Seventh B that IRO may be required to pay according to Mexican law.

         IRO: Inversiones Rosarito S.A. de C.V., a corporation of variable capital concessionaire of the Pier.

         The Venture: Coronado Seas, LLC, a Delaware limited liability company, operator of the Vessel.

         The Pier: Pier in Playas de Rosarito, Baja California, Mexico currently under construction in the federal maritime zone concessioned to Bital and to IRO in its capacity as trustee and trustor "A."

         Notices:  Communications among IRO, the Venture, Bital and Playmar.

         PLAYMAR: Playas de Rosarito Marina Resort, S.A. de C.V., a corporation with variable capital, duly organized under Mexican law, which shall be in charge of certain aspects of the operation of the Pier as authorized by the SCT.

         Rosarito:  The city of Playas de Rosarito, Baja California, Mexico.

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         Other Route: Any route taken by the Cruise Ship other than between San
Diego and Rosarito.

         The Route: The route taken by the Cruise Ship between San Diego and Rosarito.

         San Diego: The City of San Diego, California, U.S.A.

         SCT: The Mexican Secretary of Communications and Transportations.

         Effectiveness: Duration of the Docking Agreement between IRO and the Venture from the Beginning Operations Date to February 28, 2009, and its possible extension.

         SECOND. PURPOSE. Commencing with the Beginning of Operations Date, the Venture will use the berthing facilities at the Pier granted in and by this Contract solely for the purpose of docking a Cruise Ship for voyages of variable duration which will visit Rosarito one or two times per day together with the purpose of conducting such other activities as are customarily associated therewith. The Venture will not use any of said facilities for any unlawful purpose, or otherwise violate any law, rule or regulation.

         THIRD. TERM. The Effectiveness of this Contract will be of ten (10) years counted as of the Beginning of Operations Date. Provided that the Venture is not in default of this Contract, at the end of the Effectiveness period, the Venture shall have the option to extend the Effectiveness until March 11, 2018, the date the Concession terminates, under the same conditions established in this Contract. The Venture shall exercise such option in writing, and not less than 180 days prior to the expiration of the Effectiveness.

         FOURTH. BERTHING RIGHTS. IRO hereby grants to the Venture the exclusive berthing rights at the Pier for a Cruise Ship, in connection with voyages departing from the San Diego metropolitan area. In the event that the Venture [*] IRO may terminate its exclusive

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relationship with the Venture or maintain such exclusive relationship on the terms agreed under this Contract. In the event that the exclusive relationship is terminated, and, so long as the duties, tariffs, taxes and other payments listed in the Seventh Clause of the Contract as obligations of the Venture are paid by the Venture, IRO shall permit the Venture to use the Pier on a non-exclusive basis during the Effectiveness of this Contract and will provide docking space to the Venture as needed based on the Docking Schedule agreed upon between IRO and the Venture, which shall be reasonable and similar to the one in place prior to the Venture's loss of exclusivity. The Venture shall have a right of first refusal throughout the Effectiveness period, to use the Pier with respect to Other Routes. IRO shall notify the Venture in writing of any offer it receives from any other party to use the Pier and shall immediately disclose the details of such offer to the Venture. The Venture shall have a period of [*] after receipt of such notice to decide whether it wishes to exercise such right of first refusal. The Venture shall exercise its right of first refusal by timely notifying IRO, in writing, of its intent to exercise such right of first refusal. If the Venture fails to notify IRO within the aforementioned [*] period, the Venture shall be deemed to have declined such right of first refusal and IRO may contract with such party for the use of the Pier.

         The following conditions shall apply in the event the Venture exercises its right of first refusal:

                  (i) The Venture shall deposit in IRO's account, at least [*] prior to the commencement date of the Other Route, a guarantee equivalent to [*] of payments on the Other Route, with the understanding that such deposit shall only be made if the company interested in the Other Route also offers to make a deposit.

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                  (ii) The Venture shall at least match the offer of the company proposing the Other Route, with the understanding that during the first two years after the Beginning of Operations Date, IRO shall not grant Other Routes to any other company, even if the Venture loses its exclusivity.

         The Venture through this Contract guarantees that, independent of the number of voyages made by the Cruise Ship during the first two years of the Effectiveness, it shall pay IRO fees listed in Clauses Seventh A and B herein, subject to compliance with the terms of this Contract.

         The Venture, with input from the Pier's director, shall have the right to determine which particular berth, dock or wharf may be used by it from day to day for the berthing of said Cruise Ship. The berthing arrangements that are provided for in this clause shall entitle the Venture to preferential berthing rights (as compared to any other cruise ship which docks at the Pier) for any particular Cruise Ship to be berthed, loaded or unloaded and readied for departure. In the event that the Venture's Cruise Ship has not completed loading and/or unloading, during any particular call at the Pier, due to a mechanical breakdown, delay, schedule change or any other reason not imputable to IRO, then and in that event, the Pier's director or his designee shall have the right to require the Venture to move any such Cruise Ship from one dock, berth or wharf to another berth, dock or wharf at no cost or expense to IRO if the extended berthing of said Cruise Ship interferes with the flow of waterborne commerce at the Pier.

         Similarly, the Venture shall not directly or indirectly impede its passengers from staying at the Hotel Rosarito Beach, but rather, on a space-available basis, shall accommodate its passengers on-board the next Cruise Ship in the event any have decided to lodge at the Hotel. Additionally, the Venture shall not [*] located within ten miles of the Rosarito Pier.

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         FIFTH. DOCKSIDE AREA. The particular berth, dock or wharf to be used by the Venture during any particular time when a Cruise Ship is calling at the Pier, shall have adjacent thereto a passenger gangway and other loading and unloading facilities for the luggage of the passengers and sufficient land side space for taxis and buses, at times of embarkation and disembarkation, without blocking the movement of pedestrians or vehicles to the Hotel Rosarito Beach, as shown on the diagram attached hereto as EXHIBIT 11. The Venture shall have the right to use said dockside area for the purposes of this Contract during the time at which any particular Cruise Ship is berthed at the Pier consistent with the purposes of this Contract. The Venture shall keep every portion of the dockside area in good repair and in a neat, orderly, clean, safe and healthy condition at all times while being used by the Venture, including, but not limited to, eliminating and removing all litter and trash from the dockside area caused by the Venture, its representatives, agents, employees, invitees, licensees, passengers, stevedores, subcontractors or others involved in the loading and/or unloading of the Cruise Ship. IRO shall provide sufficient land side facilities and personnel to assist in keeping cruise passengers and associated pedestrian traffic isolated from other persons and from unauthorized areas until the passengers are released by Mexican customs officials. IRO shall also provide convenient access to the Pier for janitorial, security, baggage handling, gangway and other personnel retained by the Venture, at the Venture's expense, while the Cruise Ship is at the Pier.

         SIXTH. CONDITION OF THE PIER. IRO, to ensure compliance with the requirements for the construction of the Pier as set forth by SCT in the Concession, and to satisfy the terms of this Contract, shall contract "Estructuas y Puertos" S.A. de C.V. (a copy of the construction contract is attached hereto as EXHIBIT 12), setting forth in such contract August 15, 1999 as the completion date for the Pier. Accordingly, IRO shall do everything within its reach so that said contractor fully completes construction of the Pier within the time and manner set

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forth in the applicable contract, so that the Pier shall be fully constructed and capable of receiving cruise ships alongside safely afloat (including causing the Pier to have enough bollards, bits and other fixtures and equipment to safely tie a Cruise Ship alongside) no later than the Beginning of Operations Date and throughout the Effectiveness of this Contract. Furthermore, IRO agrees that upon completion of the Pier, it shall have an average water depth of at least [*] at the berthing area, considered at an average low-low tide level. For further specifications, the SCT nautical survey is attached hereto as EXHIBIT 13. In the event that water depth conditions mentioned above do not exist, and because of that reason, the Cruise Ship cannot berth at Pier in the area under Concession, [*]. At all events, the parties expressly agree that in the event that a Cruise Ship cannot berth at the Pier in the area under Concession for any reason, the Venture is not obliged to pay the amounts referred at the Seventh Clause of this Agreement. Notwithstanding the preceding sentence, in the event the Vessel is unable to dock at the Pier due to foul weather or because it would be unsafe in the opinion of the Vessel's Captain to do so, the Vessel shall anchor in the area under Concession (if to do so would be safe in the opinion of the Vessel's Captain), PLAYMAR shall assure that Mexican authorities document the Vessel's arrival in Mexico and the Venture shall be obligated to pay the amounts referred to at the Seventh Clause for such voyage as if it had docked at the Pier.

         IRO shall install at the Pier, and have ready and in normal operating conditions at the Beginning of Operations Date, all installations and services required by the applicable laws, having at least nautical entry and exit signals to the Pier, public lighting, security for the Pier, fire safety equipment and personnel, and will provide at its expense the maintenance support for such

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equipment and services. The cost of use of such installations and services shall be borne by the Venture at reasonable market prices and fees.

         SEVENTH. CONSIDERATION. The Venture shall pay to IRO the following charges and fees as compensation, taxes and rights for the use of the Pier for the berth of a Cruise Ship:

                  A. The Venture shall pay a Docking Fee of [*], payable on a monthly basis, in arrears. For appropriate action, IRO represents that it has entered into the Services Agreement for the operation of the Pier according to the terms of this Contract and incorporated into this Contract. PLAYMAR may not alter this Contract in any respect. If, after ten (10) years from the Beginning of Operations Date, the Venture duly exercises its option to extend the Effectiveness of this Contract through March 11, 2018, [*]. The Occupancy Study shall be conducted in the following manner:

                           (i) IRO shall select an independent party (the "IRO
Expert");

                           (ii) The Venture shall select an independent party
(the "Venture Expert");

                           (iii) The IRO Expert and the Venture Expert shall
select an independent party (the "Occupancy Expert") who shall conduct the Occupancy Study; and

                           (iv) [*] by virtue of the Venture's Cruise Ship
docking at the Pier, the Venture shall increase the Docking Fee set forth in Clause Seventh A of this Contract to [*].

                  B. Monthly Federal Taxes for the use of the Pier in the amount of [*]. The Venture shall pay such port taxes commencing thirty (30) days after the Beginning of Operations Date directly to IRO.

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                  C. Pier Agent's fees in the amount of [*] (which amount
currently includes approximately [*] in taxes) for each call the Venture's Cruise Ship makes at the Pier. Such Pier Agent fees also includes any passenger "head" taxes. The Venture shall pay such fees on a bi-weekly basis, in arrears, directly to the Pier Agent. Additionally, the Venture shall pay up to [*], as required for any immigration and customs duties to the Mexican government from the Venture's use of the Pier. PLAYMAR shall notify the Venture in writing of the name of the Pier Agent and such Pier Agent shall not be changed without thirty (30) days prior written notice to the Venture.

         IRO agrees to deliver to the Venture, within the 20 days following each tax and rights payment mentioned in Clause Seventh A, and Seventh B, and Seventh C a copy of the corresponding receipts or any other document that irrefutably proves that the payments were made duly and on time. In the event that IRO does not comply with the foregoing, the Venture may retain future payments for such purpose, and may use the Pier as usual, until it receives the payment receipts.

                  D. Linehandling may be accomplished by the Venture or by its designated stevedore company without having the obligation to pay charges or fees to the Pier.

                  E. Payment of the foregoing amounts shall entitle the Venture to call at the Pier an unlimited number of times each day. Likewise, the parties agree that the amounts set forth in this Contract are the valid ones at the time of its execution. In the event that, because of Mexican authorities or by any other cause the taxes related to Clauses Seventh B or Seventh C of this Contract increase, IRO shall notify the Venture in writing within a period of time which must not exceed twenty (20) days, so that both parties may adjust the amounts due under this

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Contract by the amount of such tax increases. Additionally, to the extent the
Venture paid VAT on any of the payments made in Clause Seventh of this Contract, IRO shall, to the extent permitted by law, through its independent accountants, request a refund for such VAT paid by the Venture, and IRO shall remit to the Venture any refund obtained upon receipt of the refund by IRO.

         EIGHTH. CRUISE OPERATIONS. IRO is not exercising any dominion, control or supervision over the activities of the Venture in connection with the cruise ship operations at the Pier and the conduct of said operations by the Venture and the provisions of this Contract do not create in the Venture any leasehold or ownership interest in and to any real property at the Pier.

         NINTH. COMPLIANCE WITH LAWS. The Venture shall comply with all federal and state, statutes, ordinances, rules and regulations of the United States of Mexico and the United States of America applicable to its operations.

         TENTH. ASSIGNMENT. This Contract shall not be assigned by either party without the express prior written approval of the other party, which shall not be unreasonably withheld.

         ELEVENTH. INSURANCE. IRO and the Venture shall each obtain all risk insurance for their respective operations. The Venture agrees to pay for and maintain in full force and effect comprehensive general liability and property damage insurance in the amount of [*] in the aggregate for liability to any one person and for any one occurrence and including an equal amount for property damage. In compliance with applicable Mexican law, IRO shall obtain, pursuant to the terms of the Concession, insurance covering civil liability of the operator of the Concession, theft, and damage to the wharf, third parties, and items material to the Concession. Each party shall provide the other with certificates of insurance evidencing the existence of

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continuous insurance coverage. Each party shall, if permitted by their insurance carrier, include in their respective insurance policy, damage protection for each other for claims from third parties, so that in the event a Cruise Ship passenger sues IRO, the Venture's insurance policy shall protect IRO. Similarly, if a guest of IRO sues the Venture, the issuance policy of IRO shall protect the Venture. IRO shall also obtain insurance for damage to the Pier caused by acts of God in an amount of not less than [*], it being expressly understood that such amount may be changed in accordance with the results of an appraisal performed for such purpose, and that is acceptable to the Venture by written consent. In any event, the parties further agree that the amount of insurance coverage shall never be less than [*], and that IRO's responsibility shall not exceed the amount of insurance coverage plus any deductibles for such Acts of God.

         TWELFTH. ACCESS. IRO shall at all times have access to the areas of the Pier utilized by the Venture pursuant to the provisions of this Contract for the purpose of examining and inspecting the Pier and for the purpose of conducting IRO's routine business and operations at the Pier.

         THIRTEENTH. DEFAULT OR BREACH. In the event either IRO or the Venture fails or refuses to comply with the terms and conditions of this Contract, and that said default is extended for a period in excess of thirty (30) days, then and in any one or more of those events, the non-defaulting party shall provide the defaulting party with written notice of such defaults and 30 days within which to cure such defaults. If the defaulting party fails to cure such defaults within such time period (or fails to take diligent steps to begin to cure such defaults that cannot be cured within 30 days, the non-defaulting party shall have the option of declaring this Contract in default and exercising any of the remedies authorized by law.

         FOURTEENTH. AGREEMENT ADMINISTRATION. IRO shall retain the services of PLAYMAR for the operation of the Pier in accordance with the terms of the Services

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Contract, and the collection of the Docking Fee; PLAYMAR shall develop all port and maritime activities permitted under the Concession and Mexican law.

         The Venture shall be entitled to rely on instructions from PLAYMAR, and only PLAYMAR as IRO's sole representative with respect to the operation of the Pier. In the event PLAYMAR fails to perform its duties under the Services Contract and IRO wishes to terminate PLAYMAR, IRO shall provide the Venture with thirty (30) days prior written notice of such termination and the name of PLAYMAR's successor (or if IRO will operate the Pier directly, with such notice) upon whom the Venture may rely with respect to the operation of the Pier and to whom the Venture shall remit Docking Fees.

         FIFTEENTH. NOTICES. All notices, approvals, requests and declarations (hereinafter called "Notices") shall be classified as informal or formal. Informal Notices may be sent by any medium and shall relate to any communication that the parties hereto desire to make to the other but shall not have any legal or economic effect. Formal Notices shall be those with legal or economic effect and those proposing any changes to the terms and conditions of the present agreement. All Notices shall be made in writing with the acknowledgement of receipt. Formal Notices must be personally delivered, or mailed through certified mail or under the methods permitted under Mexican law. Notices shall be sent to the following addresses:

         1.       To the Company:

                           4000 Hollywood Boulevard
                           Suite 385-S, South Tower
                           Hollywood, Florida 33201
                           Telephone:  (954) 967-2100
                           Fax:  (954) 967-2147
                           Attn: Mr. Fredrick A. Mayer, Chief Executive Officer

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         2.       To IRO:

                           Boulevard Benito Juarez Numero 31
                           Playas de Rosarito, Baja California
                           Mexico
                           Telephone:  011-526-612-1111
                           Fax:  011-526-612-1176
                           Attn.:  Mr. Hugo Torres Chabert

         3.       To PLAYMAR

                           Boulevard Benito Juarez Numero 31-M
                           Playas de Rosarito, Baja California
                           22710 Mexico
                           Telephone:  011-526-613-0434
                           Fax:  011-526-613-1313
                           Attn:  Mr. Manuel Gamboa

         4.       To BITAL

                           Boulevard Benito Juarez Numero 31
                           Playas de Rosarito, Baja California
                           Mexico
                           Telephone:  011-526-612-1111
                           Fax:  011-526-612-1176
                           Attn.:  Mr. Hugo Torres Chabert

         In the event of change of address, each party must immediately notify the other party in accordance with these formal notice procedures.

         SIXTEENTH. AUTHORITY TO EXECUTE. Each of the parties hereto covenants to the other party hereto that it has lawful authority to enter into this Contract, that the governing or managing body of each of the parties has approved this Contract and that the governing or managing body of each of the parties has authorized the execution of this Contract.

         SEVENTEENTH. APPLICABLE LAWS. This Contract shall be subject to the federal laws of Mexico. In the event of any dispute in relation to the interpretation and

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enforcement of this Contract, the parties expressly submit to the jurisdiction of the courts of Mexico City. This Contract shall be subject to approval by [*].

         This Contract, read and heard by all parties, all aware of its contents and legal effect of each and everyone of its clauses, is executed before the witnesses at the City of Playas de Rosarito, April 6, 1999.

WITNESS:                                 INVERSIONES ROSARITO S.A. de C.V.,

____________________________________     By:     /s/ C.P. Hugo Torres Chabert
                                                 _______________________________

                                         Title:  _______________________________


WITNESS:                                 CORONADO SEAS, LLC:

____________________________________     By:     /s/ Frederick A. Mayer
                                                 _______________________________

                                         Title:  Chief Executive Officer
                                                _______________________________


WITNESS:                                 PLAYAS DE ROSARITO MARINA
                                         RESORT, S.A. de C.V.

____________________________________     By:     /s/ Manuel Gamboa Moreno
                                                 _______________________________
                                         Title:  _______________________________


WITNESS:                                 BANCO INTERNACIONAL, S.A.

____________________________________     By:     /s/ Jesus Cerda Mendez
                                                 _______________________________
                                         Title:  _______________________________

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